UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Ebix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ebix, Inc.
1900 E. GOLF ROAD, SUITE 1050
SCHAUMBURG, ILLINOIS 60173

November 21, 2005

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to the Annual Meeting of Stockholders of Ebix, Inc. to be held at 10:00 a.m., local time, on December 16, 2005, at our Schaumburg office, located at 1900 E. Golf Road, Suite 1050 in Schaumburg, Illinois.

The business of the meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the Annual Meeting. If you attend the meeting, you may withdraw your proxy by voting in person.

Sincerely,

Robin Raina President, Chief Executive Officer and Chairman of the Board

Ebix, Inc.
1900 E. GOLF ROAD, SUITE 1050
SCHAUMBURG, ILLINOIS  60173

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2005

Notice is hereby given that the Annual Meeting of Stockholders of Ebix, Inc. will be held at our Schaumburg office, located at 1900 E. Golf Road, Suite 1050 in Schaumburg, Illinois, at 10:00 a.m., local time, on December 16, 2005, and at any adjournments or postponements thereof, for the following purposes:

1.     To elect seven directors to serve until the 2006 Annual Meeting or until their respective successors are elected and qualified; and

2.     To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on November 7, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided.

By Order of the Board of Directors

Richard J. Baum Executive Vice President—Finance and Administration, Chief Financial Officer and Secretary
Dated: November 21, 2005

Ebix, Inc.
1900 E. GOLF ROAD, SUITE 1050
SCHAUMBURG, ILLINOIS 60173

(847)789-3047

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2005

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ebix, Inc. for the 2005 Annual Meeting (the “Annual Meeting”) of our stockholders to be held on December 16, 2005, and any adjournment or postponement of the Annual Meeting. In this proxy statement, we refer to Ebix, Inc., as “Ebix,” the “Company,” “we,” or “us.”

We are holding our Annual Meeting at the Company’s Schaumburg, Illinois office located at 1900 E. Golf Road, Suite 1050, Schaumburg, Illinois, on Friday, December 16, 2005, at 10:00 a.m. Central Standard  Time. We intend to mail this proxy statement and accompanying proxy card to our stockholders starting on or about November 21, 2005. Our annual report for the year ended December 31, 2004, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

At our Annual Meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during the 2004 year and respond to questions from stockholders.

VOTING INFORMATION

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the holder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•       FOR the election of Robin Raina, Richard J. Baum, Hans U. Benz, Neil D. Eckert, Pavan Bhalla, Rolf Herter and Hans Ueli Keller to our Board of Directors for a term of one year.

A stockholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of  November 7, 2005, which is the record date for the Annual Meeting. On November 7, 2005, we had 2,734,504 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares, and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or vote in person at the Annual Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How To Vote

Your Vote Is Important.   We encourage you to vote promptly. You may vote in the following way:

By Mail:   If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting:   If you vote your shares now it will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation Of Proxies:   You can revoke your proxy at any time before your shares are voted if you:  (1) send a written notice to our Secretary indicating that you want to revoke your proxy; or (2) deliver to our Secretary a duly executed proxy (or voting instructions if you hold your shares in street name) bearing a later date, which revokes all previous proxies; or (3) attend the meeting in person, give written notice of revocation to the secretary of the meeting prior to the voting of your proxy and vote your shares in person, although your attendance at the meeting will not by itself revoke your proxy.

Quorum And Required Vote

Quorum:   We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

Vote Required for Proposals:   Directors are elected by a plurality of the shares of common stock that are present in person or represented by proxy.

Routine And Non-Routine Proposals:   NASDAQ rules determine whether proposals presented at the shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.

If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

Under NASDAQ rules, the election of directors is a routine item.

How We Count Votes:   In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the election of directors:

•       We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast.

•       Because directors are elected by a plurality, this means that the seven nominees receiving the highest number of “FOR” votes will be elected. Neither abstentions nor broker non-votes will have any effect in determining the outcome of the election of directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES AND CORPORATE GOVERNANCE OF THE COMPANY

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Raina, none of our current board members is an employee of the Company. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and facilities, and their participation in board and board committee meetings. The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The board limits membership of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to independent non-management directors.

The Audit Committee exercises oversight responsibility regarding the quality and integrity of our auditing and financial reporting practices. In discharging this responsibility, the Audit Committee, among other things, selects the independent registered public accounting firm, pre-approves the audit and any non-audit services to be provided by the auditors and reviews the results and scope of the annual audit performed by the auditors. The Audit Committee currently consists of Messrs. Bhalla (Chairman), Drislane and Rich. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, our Board of Directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Bhalla qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002. The Audit Committee met three times during 2004. The Audit Committee exercises its authority pursuant to a written charter that was adopted in October 2004 and is attached to this proxy statement as Exhibit A.

The Compensation Committee is responsible for approving compensation of officers and directors and administration of our various employee benefit plans. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.ebix.com. The Compensation Committee currently consists of Messrs. Keller (Chairman), Merin and Rich, each of whom is “independent” as that concept is defined in the NASDAQ listing standards. The Compensation Committee met two times during 2004. The Compensation Committee exercises its authority pursuant to a written charter that was adopted in October 2004 and attached to this proxy statement as Exhibit B.

The Corporate Governance and Nominating Committee has responsibility for recommending to the Board of Directors the persons to be nominated for election as directors by stockholders and recommending the persons to be elected by the Board of Directors to fill any vacancies. It also makes recommendations to the Board of Directors concerning the qualifications of members of the Board of Director’s committees, committee member appointment and removal and appointment of committee chairs. In addition, the Corporate Governance and Nominating Committee considers matters of corporate governance generally and reviews and recommends to the Board of Directors, periodically, our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee currently consists of

Messrs. Merin (Chairman), Keller and Hodges, each of whom is “independent” as that concept is defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee did not meet in 2004. See “Nominating Procedures.” The Corporate Governance and Nominating Committee exercises its authority pursuant to a written charter which was adopted in October 2004. Its charter, along with the Audit and Compensation Committee charters and our Corporate Governance Guidelines is posted on our website at www.ebix.com.

The Board of Directors held 19 meetings during 2004. All but one of these meetings was conducted via teleconference. All directors attended at least 75% or more of the meetings in which they were members of the Board of Directors at the time. All committee members attended the various committee meetings.

Corporate Governance Practices And Policies

Our Board of Directors has been carefully following the corporate governance developments that have been taking place as a result of the adoption of the Sarbanes-Oxley Act of 2002, the rules adopted thereunder by the Securities and Exchange Commission (SEC), new NASDAQ listing standards and other corporate governance recommendations. In October 2004, our Board designated a new committee, the Corporate Governance and Nominating Committee, and also adopted new charters for the Audit Committee and the Compensation Committee, as well as our Corporate Governance Guidelines.

Our Corporate Governance Guidelines address, among other things, the Board’s composition, qualifications and responsibilities, director education and stockholder communication with directors. These Corporate Governance Guidelines provide that directors are expected to attend our annual meeting of stockholders.

Our Board of Directors also has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Operating Officer, Corporate Controller and any other persons designated as senior financial officers. Our Board of Directors also has adopted a Code of Conduct, articulating standards of business and professional ethics, which is applicable to all of our directors, officers and employees. The full texts of the Code of Ethics for Senior Financial Officers and Code of Conduct are available on our website.

Nominating Procedures

The Corporate Governance and Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including stockholder recommendations. The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. The Corporate Governance and Nominating Committee will consider many factors when considering candidates for election to the Board of Directors, including that the proper skills and experiences are represented on the Board of Directors and its committees and that the composition of the Board of Directors and each such committee satisfies applicable legal requirements and the NASDAQ listing standards. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Corporate Governance and Nominating Committee.

Stockholders who wish to suggest qualified candidates should write to the Secretary, Ebix, Inc., 1900 E. Golf Road, Suite 1050, Schaumburg, Illinois 60173, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Corporate Governance and Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

Stockholder Communications

The Board of Directors has provided a means by which stockholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Corporate Compliance Officer of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Corporate Compliance Officer or his designee, may not be forwarded to the directors.

If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Corporate Compliance Officer at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Corporate Compliance Officer at the Company’s headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Corporate Compliance Officer at the Company’s headquarters or by telephone at (847) 789-3047.

Independence

We require that a majority of the Board of Directors consist of independent, non-management directors, who also meet the criteria for independence required by the NASDAQ. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our board annually evaluates each board member’s independence status.

The Board of Directors has determined that as of November 7, 2005, 6 of the Company’s 7 incumbent directors are independent, including under NASDAQ guidelines: Messrs. Drislane, Rich, Bhalla, Hodges, Keller and Merin. Mr. Raina, as management director, participates in the board’s activities and provides valuable insights and advice.

Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Director Compensation

Under the Non-Employee Directors Stock Option Plan (the “1998 Director Option Plan”), each non-employee director, upon initial election or appointment to serve on the Board of Directors, receives a grant of an option to purchase 1,500 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share on the date of the grant. Of the 1,500 shares of Common Stock subject to such an option, the option becomes exercisable with respect to (a) 500 shares on the day prior to the first anniversary of the date of the grant and (b) 125 shares on the last day of each of the eight calendar quarters commencing on the last day of the calendar quarter ending on or after the first anniversary of the date of the grant. Each option has a term of ten years beginning on the date of the grant. Upon appointment to our Board of Directors, each of Messrs. Bhalla, Hodges, Keller and Merin was granted an option to purchase 1,500 shares of Common Stock pursuant to the 1998 Director Option Plan.

In addition, the 1998 Director Option Plan provides for each non-employee director, immediately following each Annual Meeting of our stockholders, to be granted an option to purchase 450 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of the grant. Of the 450 shares of Common Stock subject to each such option, the option becomes exercisable with respect to 112.5 shares on the last day of each of the four calendar quarters beginning with the calendar quarter ending on or after the date of the grant. Each option has a term of ten years beginning on the date of grant.

In December 2004, our Board of Directors adopted a new compensation program for our non-employee directors, which commenced in 2005. Pursuant to this program, each non-employee director is to receive an annual cash retainer of $14,000. The Chairman of the Audit Committee is to receive an additional annual fee of $5,000 and each other member of the Audit Committee and each member of the Compensation Committee is to receive an additional annual fee of $2,500. Also, each non-employee director is to receive an initial grant on his election to the Board of an option to purchase 1,500 shares, vesting over three years, and an annual grant thereafter of an option to purchase 1,500 shares, including the options automatically awarded under the 1998 Director Option Plan. These options will be granted immediately following each Annual Meeting of stockholders at an exercise price per share of 100% of the fair market value of a share of common stock on the date of grant. These options will become exercisable on the last day of each of the four calendar quarters beginning with the first calendar quarter ending on or after the date of the grant and will have a term of ten years beginning on the date of the grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

	Common Stock
Name of Beneficial Owner (1)	Ownership	Percent of Class
BRiT Insurance Holdings PLC (2)	930,163	34.0%
Rennes Foundation (3)	351,899	12.9%
CF Epic Insurance and General Fund (4)	222,223	8.1%
Heart Consulting Pty. Ltd. (5)	157,728	5.8%
Robin Raina (6)	436,444	16.0%
Richard J. Baum (7)	91,632	3.4%
Dennis Drislane (8)	7,850	*%
William W. G. Rich (9)	7,325	*%
Pavan Bhalla (10)	2,750	*%
Paul Hodges (11)	2,250	*%
Hans Ueli Keller (12)	2,400	*%
Kenneth D. Merin (13)	2,400	*%
Hans U. Benz (14)	0	*%
Neil D. Eckert (14)	0	*%
Rolf Herter (14)	0	*%
All directors, executive officers and nominees as a group (11 persons)	553,051	20.2%

*                    Less than 1%.

(1)          The following table sets forth, as of November 7, 2005, the ownership of our Common Stock by each of our directors, by each nominee for election as a director who is not a current director, by each of our Named Executive Officers (as defined on page 12), by all of our current executive officers, directors and nominees as a group, and by all persons known to us to be beneficial owners of more than five percent of our Common Stock. The information set forth in the table as to the current directors and nominees, executive officers and principal stockholders is based, except as otherwise indicated, upon information provided to us by such persons. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below as beneficially owned by such person.

(2)          The address of BRiT Insurance Holdings PLC is 55 Bishopsgate, London, EC2N 3AS, United Kingdom. The address and information set forth in the table as to this stockholder are based on a Schedule 13D/A filed by this stockholder on October 21, 2002. As of November 7, 2005, BRiT Insurance Holdings PLC owned approximately 70% of the equity interests of CF Epic Insurance and General Fund, but did not have voting or dispositive control over the shares of our Common Stock owned by CF Epic Insurance and General Fund.

(3)          The address of the Rennes Foundation is Aeulestrasse 38, FL 9490 Vaduz, Principality of Liechtenstein. The address and information set forth in the table as to this stockholder are based on a Schedule 13G/A filed by this stockholder on February 12, 2004.

(4)          The address of CF Epic Insurance and General Fund is c/o Simon Shaw, Investment Manager, 55 Bishopsgate, London, EC2N 3AS, United Kingdom.

(5)          These shares are subject to a repurchase commitment by us pursuant to which Heart Consulting Pty. Ltd. may require us to repurchase such shares at any time during January 2006 for an aggregate purchase price of A$2,000,000 ($1,399,000 USD) minus any proceeds received by Heart Consulting Pty. Ltd. from earlier sales of any portion of such shares. The address of Heart is C/- PPF Partners, Level 2, 52 Collins Street, Melbourne, Victoria, Australia 3000.

(6)          Mr. Raina’s ownership includes 9,758 shares of restricted stock as well as options to purchase 426,251 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date. The address of Mr. Raina is 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.

(7)          Mr. Baum’s ownership includes 4,382 shares of restricted stock as well as options to purchase 87,250 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(8)          Mr. Drislane’s ownership includes options to purchase 7,850 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(9)          Mr. Rich’s ownership includes options to purchase 7,325 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(10)   Mr. Bhalla’s ownership includes options to purchase 2,750 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(11)   Mr. Hodges’s ownership includes options to purchase 2,250 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(12)   Mr. Keller’s ownership includes options to purchase 2,400 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(13)   Mr. Merin’s ownership includes options to purchase 2,400 shares of our common stock which are exercisable as of November 7, 2005, or that will become exercisable within 60 days after that date.

(14)   Messrs. Benz, Eckert and Herter are all nominees for the 2006 Ebix Board of Directors. Mr. Benz and Mr. Herter reside in Switzerland. Mr. Eckert resides in Great Britain.

PROPOSAL 1. ELECTION OF DIRECTORS

Our bylaws provide for a Board of Directors consisting of not less than four, nor more than eight, directors. The number of directors has been set as seven (7), each of which will be elected at the Annual Meeting. The directors elected will hold office until their successors are elected (which should occur at the next Annual Meeting) and qualified, unless they die, resign or are removed from office prior to that time. In the absence of specific instructions, executed proxies which do not indicate for whom votes should be cast will be voted “FOR” the election of the nominees named below as directors. In the event that any nominee is unable or declines to serve as a director (which is not anticipated), the proxyholders will vote for such substitute nominee as the Board of Directors recommends or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

Set forth below is information as to each nominee for director, including age, principal occupation and employment during the past five years, directorships with other publicly-held companies, and period of service as a member of our Board of Directors. Our Board of Directors has determined that all of our non-employee directors and nominees (all of the directors and nominees other than Robin Raina, our Chairman, President and Chief Executive Officer and Richard J. Baum, our Executive Vice President—Finance & Administration, Chief Financial Officer and Secretary to Ebix, Inc.) are “independent” as that concept is defined in the NASDAQ listing standards.

ROBIN RAINA, 39, has been a director at Ebix since February 2000. Mr. Raina joined Ebix, Inc. in October 1997 as our Vice President—Professional Services and was promoted to Senior Vice President—Sales and Marketing in February 1998. Mr. Raina was promoted to Executive Vice President, Chief Operating Officer in December 1998. Mr. Raina was appointed President effective August 2, 1999, Chief Executive Officer effective September 23, 1999 and Chairman in May 2002. Prior to joining us, from 1990 to 1997, Mr. Raina held senior management positions for Mindware, an international technology consulting firm, serving in Asia and North America. While employed by Mindware, Mr. Raina was responsible for managing projects for multinational corporations, including setting up offshore laboratories, building intranets, managing service bureaus and support centers, providing custom programming, and year 2000 conversions. Mr. Raina holds an Industrial Engineering degree from Thapar University in Punjab, India.

RICHARD J. BAUM, 66, has been Executive Vice President—Finance & Administration, Chief Financial Officer and Secretary of Ebix, Inc. since July 21, 1999, having joined Ebix as Senior Controller in June 1999. Since 1988, he has been President of Consulting Capabilities Corp., a general business consulting firm specializing in turnaround and crisis management. His prior executive level posts include Chief Financial Officer of General American Equities (1983-1987), Vice President of American Invesco Corp (1979-1983), Chief Financial Officer of Norlin Music, Inc. (1977-1979), and Chief Financial Officer and member of the Board of Midas International Corp. (1972-1977). He is a CPA and holds an MBA from the University of Chicago.

HANS U. BENZ, 59, is a new nominee to the Board. He has for the last five years been President of the holding group BISON, a Swiss corporation with approximately five hundred employees which develops and implements business solution software in German-speaking parts of Europe. Prior to this position, he was president of a banking software company named BOSS Lab. His business experience extends from wholesale and retail trading to the Swiss private insurance industry. Mr. Benz is currently also a principal investor in HuB Venture Capital Projects.

PAVAN BHALLA, 42, has been a director since June 2004. Mr. Bhalla has served as Senior Vice President—Finance of MCI Inc., a global telecommunications company, and presently oversees financial management of MCI’s domestic retail business units. Before joining MCI in August 2003, Mr. Bhalla spent over seven years with BellSouth Corporation, a telecommunications company, serving in a variety of executive positions, including Chief Financial Officer of BellSouth Long Distance Inc. from 1999 to 2002,

Corporate Controller of BellSouth Cellular Corp. from 1997 to 1999, and Regional Director of Finance of BellSouth Cellular Corp. from 1996 to 1997.

NEIL D. ECKERT, 43, is a new nominee to the Board. He is currently a director of BRiT Insurance Holdings, PLC. Until April of this year, he served as Chief Executive Officer of BRiT and had been such since 1999. In 1995, he co-founded BRiT as a listed investment trust. Mr. Eckert is also Non-Executive Chairman of Design Technology and Innovation Limited, a patenting and intellectual property company, as well as a director of Ri3K, an internet hub for reinsurance. He was a member of the board of directors of the Benfield Group from 1991 to 2000.

ROLF HERTER, 42, is a new nominee to the Board. He is the managing partner of Naegeli & Streichenberg, Attorneys at Law in Zurich, Switzerland. Naegeli & Streichberg is a mid-sized commercial law firm, and Mr. Herter has practiced law for at least the past eighteen years and he has been managing partner since 2004. Mr. Herter’s practice consists primarily of representation of information technology companies, both private and publicly traded. He has served on the board of directors of several companies and is currently serving as a member of the board of directors of YIC Companys Switzerland AG and Roccam Rocca Asset Management AG. He also serves as a supervisor of investments for several Swiss and German companies.

HANS UELI KELLER, 54, has been a director since July 2004. Mr. Keller most recently spent over 20 years with Zurich-based Credit Suisse, a global financial services company, serving as Executive Board Member from 1997 to 2000, Head of Retail Banking from 1993 to 1996, and Head of Marketing from 1985 to 1992. He is presently also serving as Chairman of the Board of Swisscontent Corp. AG, in addition to being a member of the board of directors of KdLabs AG.

Required Vote

The seven nominees receiving the highest number of votes will be elected to the Board of Directors. Stockholders do not have the right to cumulate their votes in the election of directors.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the election of the nominees for director listed above.

EXECUTIVE OFFICERS

We have two executive officers, Mr. Raina and Richard J. Baum. Information as to both is provided above.

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation

The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees and grants options to purchase Common Stock.

During 2004, the members of the Compensation Committee were Messrs. Keller, Rich and Merin.

COMPENSATION PHILOSOPHY.   Our goals are to reward executives consistent with our Company’s performance and to encourage the executives to increase stockholder value. To achieve these goals, the Compensation Committee has adopted the following objectives as guidelines:

•       Display a willingness to pay executives compensation necessary to attract and retain highly qualified executives.

•       Be willing to compensate executives for superior performance or for assuming new responsibilities or new positions within our Company.

•       Take into account historical levels of executive compensation and compensation structures competitive with other companies of a similar size.

•       Implement a balance between short and long-term compensation to complement our annual and long-term business objectives and strategies.

•       Provide compensation opportunities based on our performance, encourage stock ownership by executives and align executive compensation with the interests of stockholders.

COMPENSATION PROGRAM COMPONENTS.   The Compensation Committee reviews our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect our performance. The particular elements of the compensation program for executive officers are further explained below.

BASE SALARY.   Base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity with which the members of the Compensation Committee are familiar. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons.

ANNUAL INCENTIVES.   We have historically awarded cash bonuses to certain of our salaried employees (including the Named Executive Officers). Bonuses are based on various factors, including profitability, revenue growth, management development and other specific performance criteria.

STOCK OPTIONS AND RESTRICTED STOCK.   The Compensation Committee strongly believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the interests of stockholders and executives will be closely aligned. Therefore, our officers (including the Named Executive Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Compensation Committee may determine from time to time, giving them the right to purchase shares of our Common Stock at an exercise price equal to 100 percent of the fair market value of the Common Stock at the date of grant. The number of stock options granted to officers is based on several factors, including options held as a percentage of total outstanding shares, exercise price of existing options, retention considerations and competitive practices. In the future, the Compensation Committee also intends to make awards of restricted stock to our executive officers.

On June 1, 2005, the Compensation Committee of the Board of Directors of the Company gave final approval to awards of 9,758 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President, and 4,382 shares of restricted stock to Richard J. Baum, the Company’s Executive Vice President, Chief Financial Officer and Secretary, under the Company’s 1996 Incentive Plan. The awards were made pursuant to a 2004 incentive compensation program (the “2004 Program”) approved by the Company’s Board of Directors on December 4, 2004 and were subject to a determination by the Compensation Committee and the Board, after the Company’s release of its 2004 operating results, that such operating results were substantially consistent with the operating results of the Company for the first nine months of 2004, as they compared to those for the same period of the prior year (excluding executive incentive compensation). The Compensation Committee and the Board made such determination in April 2005, at which time the grants of the restricted stock (along with 2004 cash bonus compensation) were approved, subject to the Compensation Committee’s approval of certain terms of the restricted stock awards and of the forms of restricted stock agreements to represent such awards.

On June 1, 2005, the Compensation Committee approved such terms and forms of restricted stock agreements, and the shares of restricted stock were issued to each of Messrs. Raina and Baum on such date. In accordance with the 2004 Program, the number of shares of restricted stock issued to each of Messrs. Raina and Baum represents 10% of the aggregate of the total salary and cash bonus compensation earned by such officer for 2004 (such aggregate compensation being $1,012,848 in the case of Mr. Raina and $454,889 in the case of Mr. Baum), divided by the market price of the Company’s stock on April 11, 2005, the date the Board approved the restricted stock grants. The Company recognized compensation expense of approximately $8,000, and $57,000 related to these shares through November 7, 2005.

CHIEF EXECUTIVE OFFICER COMPENSATION.   Mr. Raina’s base salary as Chief Executive Officer during 2004 was based on his compensation level in 2003 and the Compensation Committee’s assessment of the value to us of continuity and stability in our management. The Compensation Committee also compared Mr. Raina’s compensation to compensation levels in the marketplace for chief executive officers of companies of comparable size with which the members are familiar.

In 2004, Mr. Raina received options to purchase 50,000 shares of our Common Stock, based on our subjective analysis of his performance and the performance of our company, and considering the Common Stock and stock options already held by him. Mr. Raina also received a total cash bonus of $634,270, based on success in achieving profit goals of our company. In addition, on May 9, 2003, our Board of Directors established a supplemental executive bonus plan. The plan provided that bonuses would be paid based on the extent to which operating cash flow exceeded a target amount, with depreciation and amortization being held constant. A bonus pool consisting of a maximum of 25% of any such excess would be established and the pool would be divided as follows:  68% of the pool to Mr. Raina, 20% of the pool to Mr. Baum and 12% of the pool to certain other key employees. Under this plan, a bonus was paid to Mr. Raina for 2004 of $449,000, which was part of his total bonus of $634,270.

In 2005, Mr. Raina was granted a base salary of $400,000. The Compensation Committee has not yet reached a decision regarding any bonus to be granted Mr. Raina for 2005.

COMPENSATION COMMITTEE CHARTER.   This charter sets forth the duties and responsibilities of the Compensation Committee, a copy of which is attached to this proxy statement as Exhibit B.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).   It is the Compensation Committee’s general policy to qualify stock option awards for deductibility under applicable tax laws. With respect to other forms of compensation, the Compensation Committee does not currently consider the impact of Section 162(m) of the Internal Revenue Code, due to the Company’s significant net operating loss carryforwards.

Respectfully submitted,

Hans Ueli Keller
William Rich
Kenneth D. Merin

Other Executive Compensation Information

The following sections of this proxy statement set forth compensation information relating to the Chief Executive Officer and the Chief Financial Officer for the fiscal year ended December 31, 2004.

The table below contains information regarding the annual and long-term compensation for the years ended December 31, 2004, December 31, 2003 and December 31, 2002 for our Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($) (1)
Robin Raina—	2004	$378,540	$634,270	(2)	$0	$0	50,000	$3,075
President, Chief Executive	2003	$350,000	$624,310	(3)	$0	$0	110,000	$2,105
Officer and Chairman of the Board	2002	$313,462	$162,500		$0	$0	125,000	$3,894
Richard J. Baum	2004	$216,739	$238,150	(2)	$0	$0	10,000	$3,075
Executive Vice President—	2003	$200,000	$232,150	(3)	$0	$0	12,000	$3,000
Chief Financial Officer and Secretary	2002	$197,692	$100,000		$0	$0	31,250	$2,965

(1)          Represents matching contributions pursuant to our 401(k) plan.

(2)          On December 4, 2004 the Board of Directors of the Company, upon recommendation of the Compensation Committee approved the 2004 incentive compensation program for the Company’s two Named Executive Officers. Pursuant to this program, each Messrs. Raina and Baum is to receive (1) cash bonus compensation in the same percentage of base salary as the total bonus compensation received by him for 2003 and (2) shares of restricted Common Stock of the Company having a grant date value equal to 10% of the aggregate of the total salary and cash bonus compensation to be earned by him for 2004. The cash bonus is comprised of a regular bonus and a supplemental bonus. The regular bonus is calculated at 50% of the officer’s annual base salary and the supplemental bonus is $449,000 for Mr. Raina and $132,000 for Mr. Baum. The payment of cash bonuses and issuance of restricted stock was subject to the determination by the Compensation Committee and the Board, after the Company’s release of its 2004 operating results, that such operating results are substantially consistent with the operating results of the Company for the first nine months of 2004, as they compare to those for the same period of the prior year (excluding incentive compensation). The restricted stock awards were made pursuant to the Company’s 1996 Stock Incentive Plan.

(3)          The 2003  bonuses include supplemental bonuses of $132,000  for Mr. Baum and $449,000 for Mr. Raina that were based upon the achievement of operating cash flow goals. These bonuses were awarded on April 2, 2004 and April 5, 2004 respectively.

Option Grants for the Year Ended December 31, 2004

The table below contains information regarding individual grants of options to purchase shares of Common Stock made during the year ended December 31, 2004 to each of the Named Executive Officers. We did not award any stock appreciation rights in 2004.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
	Number of	(1)			Potential Realizable Value
	Securities	% of Total Options			at Assumed Annual Rates of
	Underlying	Granted to	Exercise		Stock Price Appreciation
	Options Granted	Employees in	Price Per	Expiration	For Option Term (2)
Name	(#)	Fiscal Year	Share ($/Sh)	Date	5% ($)	10% ($)
Robin Raina (3)	50,000	75.7%	$15.76	4/2/14	$495,569	$1,255,869
Richard J. Baum (3)	10,000	15.2%	$15.76	4/2/14	$99,114	$251,174

(1)          All options were granted under our 1996 Stock Incentive Plan.

(2)          Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation prescribed by the SEC. Actual gains are dependent on the future performance of the Common Stock and the option holders’ continued employment over the vesting period. The potential realizable values do not reflect our prediction of our stock price performance. The amounts reflected in the table may not be achieved.

(3)          The options become exercisable each year, in equal annual installments on the first four anniversaries of the grant date, unless accelerated vesting criteria are met. Because we reported a pre-tax profit for the year ended December 31, 2004, these options vested as to 50% of the remaining unvested shares on the date the profit was reported. If we report a net profit of $2,000,000 for the year ending December 31, 2005, these options will vest as to all remaining unvested shares on the date the profit is reported.

December 31, 2004 Option Values

The table below contains information regarding unexercised options to purchase Common Stock held by the Named Executive Officers as of December 31, 2004. No stock options were exercised by the Named Executive Officers during 2004.

FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-the-Money Options at Year-End($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robin Raina	365,392	89,609	$3,044,903	$254,106
Richard J. Baum	98,250	77,035	$639,692	$35,484

(1)          The value per option is calculated by subtracting the exercise price per share from the closing price of our Common Stock on the NASDAQ Smallcap Market on December 31, 2004, which was $15.00.

Employment and Severance Agreements

We entered into an Executive Severance Agreement with Mr. Baum, dated October 4, 2000, which provides for a severance payment if a change of control of our company occurs and, within 12 months thereafter, either Mr. Baum’s employment is terminated without cause or he resigns due to a demotion or other new and onerous requirements being placed on him. Under the Agreement, his severance payment would be equal to one year’s salary (based on the highest monthly salary earned by Mr. Baum during the 12 months preceding his termination) plus a bonus equal to the fraction of the calendar year worked up to the termination, multiplied by the bonus paid to him in the prior calendar year. Under certain circumstances, the Agreement also provides medical insurance subsidies for a period of 12 months and indemnification. Under his executive severance agreement, Mr. Baum agrees to hold our proprietary information confidential and, for a period of 12 months following his termination, cooperate with us with respect to corporate administrative affairs arising during his employment. If his termination results in payment of such agreement’s severance benefits, Mr. Baum will be subject to a non-competition agreement for a period of one year following his termination. When used in the foregoing summary the terms “cause” and “change of control” have the meanings given to them in the executive severance agreement.

Equity Compensation Plan Information

As of December 31, 2004, we maintained the 1996 Stock Incentive Plan and our 1998 Non-Employee Directors Stock Option Plan, each of which was approved by our stockholders. We also maintained the 2001 Stock Incentive Plan, which was not approved by our stockholders. As discussed below, our Board of Directors has terminated the 2001 Stock Incentive Plan. The table below provides information as of December 31, 2004 related to these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	664,172	$11.86	136,386
-1996 Stock Incentive Plan	647,372	11.69	119,211
-1998 Non-Employee Directors Plan	16,800	18.39	17,175
Equity Compensation Plans not Approved by Security Holders	25,000	2.85	0
-Rahul Raina compensation	25,000	2.85	0
Total	689,172	$11.85	136,386

2001 Stock Incentive Plan

During 2001, our Board of Directors adopted the 2001 Stock Incentive Plan (the “2001 Plan”), which provides for the granting of stock options and other incentive awards to employees and consultants. The total number of shares reserved for issuance under the 2001 Plan is 62,500. No options or other incentive awards have been granted under the 2001 Plan, and in 2004, our Board of Directors determined that it was in our best interest to terminate the 2001 Plan and voted to terminate the 2001 Plan on December 4, 2004.

PERFORMANCE GRAPH

The line graph below compares the yearly percentage change in cumulative total stockholder return on our Common Stock for the last five fiscal years with the NASDAQ Stock Market (U.S.) stock index and the NASDAQ Computer and Data Processing Index. The following graph assumes the investment of $100 on December 31, 1999, and the reinvestment of any dividends (rounded to the nearest dollar).

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG EBIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE NASDAQ COMPUTER DATA PROCESSING INDEX

Source:  University of Chicago

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
EBIX, INC	$100	$4	$10	$3	$14	$17
NASDAQ STOCK MARKET (U.S.)	$100	$60	$48	$33	$49	$54
NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX	$100	$46	$37	$25	$34	$37

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Keller, Rich and Merin, none of whom are officers or employees of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of November 7, 2005, BRiT Insurance Holdings PLC (“BRiT”) held 930,163 shares of Common Stock, representing approximately 34 percent of our outstanding Common Stock. During 2004, approximately $3,550,000 recognized as services revenue from BRiT and its affiliates related to call center and development projects. During the first nine months of 2005, we recognized approximately $2,720,000 as services revenue from BRiT and its affiliates. Total accounts receivable from BRiT and its affiliates at September 30, 2005 were $196,000. We continue to provide services for BRiT and its affiliates and to receive payments for such services. We currently expect that our total 2005 revenue from BRiT will be equal to or greater than that recognized in 2004, although there can be no assurance to that effect. In addition, as of November 7, 2005, CF Epic Insurance and General Fund, of which BRiT owned approximately 70% of the equity interests as of such date, beneficially owned 8.1% of our outstanding Common Stock.

During 2003, we hired Rahul Raina as the Director of Business Process Outsourcing for the Delphi Consulting Division of our Company. In 2004, he was paid an annual salary of $90,000. On August 11, 2003, after becoming an employee of our Company, we granted options to Mr. Raina to purchase 25,000 shares of our Common Stock. The options vest over four years from the date of grant, expire ten years from the date of grant, and were issued with an exercise price of $2.85, below the fair market value of the stock on the date of grant. This grant was not subject to any of our shareholder approved stock incentive plans. The total intrinsic value associated with the granting of options was $96,250, which will be recognized ratably as compensation expense over the four-year vesting period in accordance with APB Opinion No. 25. The Company recognized compensation expense of approximately $24,000 related to the options during 2004. Rahul Raina’s annual salary was increased to $120,000 effective January 1, 2005. Rahul Raina is the brother of Robin Raina, President, Chief Executive Officer and Chairman of the Board.

REPORT OF AUDIT COMMITTEE

The authority, duties and responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in detail in the written Audit Committee charter, which was adopted by the Board of Directors of the Company and which complies with the applicable rules of the NASDAQ. The Audit Committee has four members, each of whom is independent, under both the applicable rules of the NASDAQ as well as the Company’s corporate governance policies. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Pavan Bhalla has been identified as an “Audit Committee Financial Expert”. The Audit Committee met three times during 2004.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A and is available on the Company’s website, www.ebix.com.

The Company’s management is responsible for preparing the Company’s financial statements and has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for auditing the financial statements. The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2004 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States of America, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, and amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. The Audit Committee has also considered whether the independent registered public accounting firm’s non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

In addition, the members of the Audit Committee reviewed, and the chairman of the committee discussed with management and BDO Seidman, LLP (“BDO”) (the Company’s independent registered public accounting firm), the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of BDO are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by BDO require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of BDO for services of any kind to be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any services.

In fiscal 2004, 100% of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Further, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits.

As a result of the reviews and discussions with management and BDO referred to above, the Audit Committee recommended to the Board of Directors and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

This report has been submitted by the Audit Committee:

Respectfully submitted,
The Members of the Audit Committee
Pavan Bhalla
Dennis Drislane
William Rich

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) resigned as the independent registered public accounting firm of our Company on June 30, 2004, and on such date, the Audit Committee approved the engagement of BDO as our independent registered public accounting firm for the year ending December 31, 2004. The approval of the engagement of BDO followed the Audit Committee’s review of the qualifications and proposed audit scope and fees of KPMG, our then current auditors, and BDO. BDO has continued as the Company’s independent auditor throughout 2005.

KPMG’s audit reports on our consolidated financial statements for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on our consolidated financial statements as of and for the year ended December 31, 2003 and the subsequent interim period through June 30, 2004 contained a separate paragraph stating that, “As discussed in Note 1 to the consolidated financial statements, we adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.”

During the year ended December 31, 2003 and the subsequent interim period through June 30, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such periods.

During the year ended December 31, 2003 and the subsequent interim period through June 30, 2004, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K, except that, in connection with the audit of the consolidated financial statements for the year ended December 31, 2003, KPMG advised us and the Audit Committee of reportable conditions with respect to our internal controls relating to, among other things, personnel and their roles and responsibilities. The Audit Committee was informed by KPMG of such control deficiencies and discussed them with KPMG, and authorized KPMG to respond fully to the inquiries of BDO concerning such matters.

During the year ended December 31, 2003 and through June 30, 2004, we did not consult BDO with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or the “reportable events” described above.

A representative from BDO will be present at the Annual Meeting and will have an opportunity to make a statement and is expected to be available to answer appropriate questions. No representative of KPMG is expected to be present at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

The following table presents fees billed for professional services rendered for the audit of our annual financial statements for 2004 and 2003 and fees billed for other services rendered during 2004 and 2003 by KPMG LLP, our independent registered public accounting firm through June 30, 2004. It also represents the fees charged by BDO from July 1, 2004 to December 31, 2004.

Services Rendered by BDO Seidman, LLP	2004	2003
Audit Fees (1)	$214,000	$0
Audit Related Fees (2)	$67,500	$0
Tax Fees (3)	$122,000	$0
All Other Fees	$0	$0

Services Rendered by KPMG, LLP	2004	2003
Audit Fees (1)	$111,927	$290,000
Audit Related Fees (2)	$82,500	$10,000
Tax Fees (4)	$0	$37,000
All Other Fees	$0	$0

(1)   Including fees for the audit of our annual financial statements included in our Form 10-K and reviews of the financial statements in our Forms 10-Q, but excluding audit-related fees.

(2)   Including benefit plan and assistance with SEC and NASDAQ matters.

(3)   Includes tax consulting charge $105,000 and preparation of our federal income tax return of $17,000.

(4)   Includes the preparation of our federal income tax return.

The Audit Committee considered and pre-approved all of the above-referenced fees and services. Pursuant to a policy adopted by our Board of Directors, the Audit Committee requires advance approval of all audit services and permitted non-audit services to be provided by the independent registered public accounting firm as required by the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish us with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to us and/or representations by certain executive officers and directors that no such reports were required for them, we believe that, during 2004, all of our directors, officers and more-than-ten-percent beneficial owners filed all such reports on a timely basis, except that Messrs. Raina and Baum each filed a Form 4 on June 17, 2004 for options granted on April 4, 2004, Mr. Bhalla filed a Form 3 on October 19, 2004 for initial options granted on June 1, 2004, Messrs. Hodges and Keller each filed a Form 3 on October 29, 2004 for initial options granted on July 13, 2004, Mr. Merin filed a Form 3 on October 29, 2004 for initial options granted on July 28, 2004.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than those described above. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

COST OF SOLICITATION

We will pay for the cost of soliciting proxies, which also includes the preparation, printing, and mailing of this proxy statement. We will solicit proxies primarily through the mail, but certain of our directors and employees may also solicit proxies by telephone, telegram, telex, telecopy or personal interview. Employees who solicit proxies for us will not receive any additional pay for their services other than their regular compensation. Our transfer agent, Mellon Investor Services, LLC, will assist us in the solicitation of proxies from brokers and nominees. We do not anticipate the fee paid to Mellon Investor Services, LLC, will be greater than $10,000.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any stockholder proposal intended to be presented at our 2006 Annual Meeting of stockholders must be received by us at our principal executive offices on or before July 16, 2006 to be included in our proxy statement relating to that meeting. If we do not receive notice of a stockholder proposal to be presented at the 2006 meeting (but not included in our proxy material) by October 4, 2006, any proxies returned to us can confer discretionary authority to vote on such matters as the proxyholders see fit.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our 2004 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2004 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT Matthew Reed, Ebix, Inc., 1900 E. Golf Road, Suite 1050, Schaumburg, Illinois 60173.

Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors

Richard J. Baum Executive Vice President—Finance and Administration Chief Financial Officer and Secretary
Dated: November 21, 2005

EXHIBIT A

EBIX, INC.
AUDIT COMMITTEE CHARTER

A. Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ebix, Inc. (the “Company”) shall oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and shall otherwise exercise oversight responsibility, and assist the Board in fulfilling its oversight functions, with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company’s independent public accountants who audit the Company’s financial statements (the “Auditors”) and the Company’s financial management. While it is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the Auditors’ report, the Committee will facilitate discussions among the Board, the Auditors and the Company’s management.

B. Composition

The Committee shall be comprised of three or more directors, as determined by the Board on the recommendation of the Corporate Governance and Nominating Committee. Each member of the Committee shall be “independent” as defined by the rules of The NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”) that are applicable to Audit Committee members. Each committee member shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise consisting of employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Committee shall comply with any other Audit Committee composition requirements of NASDAQ and the SEC.

C. Meetings

The Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities, but not less than quarterly. In addition, the Committee shall hold any special meetings as may be necessary or called by the Chairperson of the Committee or at the request of the Auditors or the Company’s management. Representatives of the Auditors, members of the Company’s management and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. As part of its purpose to foster open and candid communication, the Committee shall meet periodically as necessary with the Auditors, the Company’s management and any others that the Committee invites to meet with it in separate executive sessions to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee. The Committee may meet via telephone conference  calls or take action in writing executed by all of the members. Except as otherwise specifically provided for in this Charter, a quorum shall consist of [two] members.

Unless the Board elects a Chairperson of the Committee (the “Chairperson”), the Committee shall elect a Chairperson by majority vote. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause to be prepared and circulated to the Committee members minutes of each meeting.

D. Functions

In carrying out its functions, the Committee’s policies and procedures shall remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. The Committee shall review and reassess no less than annually the adequacy of the Committee’s charter.

The Committee’s functions may be divided into the following general categories: (1) overseeing financial reporting, (2) evaluating independent audit processes, (3) reviewing internal controls established by management, and (4) other functions. The Committee shall:

1.               Financial Information and Reports

a.                  Meet with the Auditors and the Company’s management to discuss, review and comment upon the interim financial statements to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to the public announcement of financial results and the filing of the Form 10-Q with the SEC. All members of the Committee are encouraged to attend these meetings; however, a quorum for these meetings or for this portion of regular meetings of the Committee may be the Chairperson of the Committee as authorized by applicable rules.

b.                 Review with the Auditors and the Company’s management the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K prior to the public announcement of financial results and the filing of the Form 10-K with the SEC.

c.                  Review the disclosure under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations” in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, prior the filing thereof with the SEC.

d.                 Review the Company’s press releases announcing financial results or financial forecasts of the Company prior to their dissemination.

e.                  Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

f.                    Discuss with the Company’s management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

g.                  Based upon discussions with, and reliance upon, the Auditors and the Company’s management, prepare any Audit Committee reports or other Audit Committee-related disclosure, in filings with the SEC or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company’s proxy statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Auditors disclosures regarding their independence required by Independence Standards Board Standard No. 1 and discussed with the Auditors their independence. The proxy statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter.

h.                 Review a report from the Auditors periodically, but no less than annually, as to (i) all critical accounting policies to be used, (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with the Company’s management, the ramifications of the use of such alternative disclosures and treatments and the disclosures and treatments preferred by the Auditors; and (iii) other material written communications between the Auditors and the Company’s management, including management letters and schedules of unadjusted differences.

i.                    Recommend to the Board, based upon the review and discussion described above, whether the annual financial statements should be included in the Company’s Annual Report on Form 10-K.

2.               Audit Processes

a.                  Be directly responsible for the appointment, compensation, retention and oversight of the work of the Auditors, including resolution of disagreements between management and the Auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Auditors shall report directly to the Committee.

b.                 Pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Auditors to the extent required by, and in a manner consistent with, applicable law and policies established by the Committee. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Committee for ratification at its next meeting.

c.                  On an annual basis, review the Auditors’ independence and objectivity by (i) inquiring into matters such as all relationships between the Auditors and the Company and (ii) reviewing annual disclosures from the Auditors regarding their independence as required by Independence Standards Board Standard No. 1.

d.                 On an annual basis, obtain and review a report from the Auditors concerning their internal quality control review of the firm, any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm and any steps taken to address material issues raised by such review or any such inquiry or investigation.

e.                  Review the experience and qualifications of the senior members of the Auditors’ team.

f.                    Review the annual audit plan of the Auditors and evaluate their performance and adherence to the prior year’s audit plan.

g.                  Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of Securities Exchange Act of 1934 (the “Exchange Act”).

h.                 Review and approve or veto the Company’s hiring of employees or former employees of the Auditors who participated in any capacity in the audits of the Company.

i.                    Following completion of the annual audit, review separately with the Company’s management and the Auditors the effectiveness of the audit effort, including significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

3.                                    Risk Management and Controls

a.                  Inquire of the Auditors and the Company’s management about significant risks or exposures and assess the steps which management has taken to minimize such risks and monitor control of these areas.

b.                 Review and monitor compliance with the Company’s Code of Ethics for Senior Financial Officers.

c.                  Review with the Auditors and the Company’s management their findings on the adequacy and effectiveness of internal controls and their recommendations for improving the internal control environment, including management’s controls and security procedures with respect to the Company’s information systems.

d.                 Review with the Auditors and the Company’s management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review will be conducted at an appropriate time subsequent to the implementation of changes or improvements, as decided by the Committee.

e.                  Periodically review with the Company’s legal counsel any matters that could have a significant impact on the Company’s financial statements, such as compliance with laws, rules and regulations, litigation and inquiries received from governmental agencies and regulators.

f.                    Review and approve the appointment, replacement, reassignment or dismissal of the Company’s principal financial officer.

4.                                    Other Functions

a.                  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

b.                 Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

c.                  Review and approve related party transactions and conflicts of interest questions between Board members or senior management, on the one hand, and the Company, on the other hand (as defined and required by applicable securities laws, rules and regulations and the rules of the NASDAQ).

d.                 Oversee and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

e.                  Review and monitor compliance with Company standards of business conduct and monitor compliance with the Foreign Corrupt Practices Act.

f.                    Conduct or authorize investigations into any other matters within the Committee’s scope of responsibilities.

g.                  Have the authority to retain independent counsel, accountants, or other advisors, as it determines necessary to carry out its duties.

h.                 Determine appropriate funding, which the Company shall provide, for payment of: (i) compensation to the Auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

i.                    Perform such other functions assigned by law, the Company’s charter or bylaws, or the Board of Directors.

E. Scope of Responsibilities

While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with GAAP. The Company’s management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with GAAP. Management is also responsible for implementing procedures to help ensure that the Company and its employees comply with applicable laws and regulations and with the Company’s applicable ethics standards. The Auditors are responsible for auditing and attesting to the Company’s financial statements and understanding the Company’s system of internal controls in order to plan and to determine the nature, timing and extent of audit procedures to be performed.

The Committee plays a critical role in serving as a check and balance for the Company’s financial reporting system. In carrying out its functions, the Committee’s goal is to help ensure that management properly develops and adheres to a sound system of internal controls and that the Auditors, through their own review, objectively assess the Company’s financial reporting practices.

EXHIBIT B

Ebix, Inc.
COMPENSATION COMMITTEE CHARTER

A.   Authority

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ebix, Inc. (the “Company”) is established pursuant to Section 141(c) of the Delaware General Corporation Law and Article III, Section 1 of the Company’s Bylaws. The Chairperson of the Committee (the “Chairperson”) shall be designated by the Board, provided that, if the Board does not so designate a Chairperson, the members of the Committee, by majority vote, may designate a Chairperson.

B.   Membership

The Committee shall consist of a minimum of two members of the Board, both of whom shall meet (i) the independence requirements of NASD Rule 4200, (ii) the “non-employee director” definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and (iii) the “outside director” definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

C.   Scope of Powers and Functions

The Committee shall have such powers and functions as may be assigned to it by the Board of Directors from time to time; provided however, that such functions shall, at a minimum, include the following, as well as any functions as shall be required of Compensation Committees by the rules of The NASDAQ Stock Market (“NASDAQ”):

1.    Officer Compensation.   The Committee shall review, monitor and make recommendations to the full Board regarding the compensation of the Chief Executive Officer (“CEO”) and the other officers (as defined in Section 16 of the Securities Exchange Act and Rule 16a-1 thereunder) of the Company, including salary, bonus and incentive compensation levels, deferred compensation, executive perquisites, equity compensation (including awards to induce employment), severance arrangements, retirement and other post-employment benefits, and change-in-control benefits. In making recommendations regarding officer compensation, the Committee shall review and recommend goals and objectives relevant to such compensation (both internal and in comparison to industry performance levels) and evaluate officer performance in light of those goals and objectives, with a view toward encouraging extraordinary effort and performance. Furthermore, the Committee shall endeavor to promote an appropriate balance between short-term pay and long-term incentives.

2.    Director Compensation.   The Committee shall periodically review and make recommendations to the Board with respect to director compensation.

3.    General Goals.   The Committee shall review and make recommendations to the Board regarding general compensation goals, guidelines and policies for the Company’s employees.

4.    Plans and Programs.   The Committee shall administer the Company’s stock incentive plans and grant stock options and other awards pursuant to such plans, and supervise the administration of Company plans and benefit programs falling with the scope of the Employee Retirement Security Act of 1974, as amended. The Company shall also make recommendations concerning new stock incentive plans and other executive compensation programs.

5.    Committee Report on Executive Compensation.   The Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an Annual Meeting of stockholders at which directors are to be elected (or special meeting or written consents in lieu of such

B-1

meeting), the report described in Item 402(k) of Regulation S-K. In addition, the Committee will provide any other Compensation Committee-related disclosure, in the Company’s filings with the SEC or otherwise, required by applicable securities laws, rules and regulations and by the rules of NASDAQ.

6.    Review of Charter.   The Committee shall periodically review and update this Charter.

7.    Committee Performance.   The Committee shall review the performance of the Committee, not less than annually, and report on such performance to the Board.

In addition, the Committee, subject to Board approval, has sole authority to retain and terminate any compensation consultant or consulting firm to assist in the evaluation of CEO, other officer or director compensation, including the authority to approve the consultant’s fees and other retention terms. The Committee may also, at its discretion, engage outside legal counsel or other advisors as it deems necessary to carry out its functions.

The Committee shall discharge its responsibilities, and shall assess the information provided by management and the Committee’s advisors, in Accordance with its business judgment.

D.   Administrative

The Committee shall meet at least two times annually and shall hold any additional meetings as may be called by the Chairperson or the Board. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary, except that the CEO shall not be present during voting or deliberations by the Committee on the subject of the CEO’s compensation. The Chairperson shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee shall regularly report its activities and determinations to the full Board, including providing copies to the full Board of all approved minutes.

The Committee may meet via telephone conference calls. A majority of the members of the Committee shall constitute a quorum for all purposes.

B-2

PROXY

Solicited by the Board of Directors

Ebix, Inc.
1900 E. GOLF ROAD, SUITE 1050
SCHAUMBURG, ILLINOIS 60173

The undersigned hereby appoints Robin Raina and Richard Baum, and each of them, as proxies, with full power of substitution, to represent and vote all of the stock of Ebix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on December 16, 2005, at our Schaumburg office, located at 1900 E. Golf Road, Suite 1050 in Schaumburg, Illinois, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the matters on the reverse side of this proxy.

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES IN PROPOSAL 1.

1. Proposal to elect 01 Robin Raina, 02 Richard Baum,	FOR ALL	WITHHOLD
03 Hans U. Benz, 04 Pavan Bhalla, 05 Neil D. Eckert,	NOMINEES	AUTHORITY
06 Rolf Herter and 07 Hans Ueli Keller as directors	(except as	TO VOTE FOR
until the next Annual Meeting of stockholders and	marked below)	ALL NOMINEES
until their successors are elected and qualified.

TO WITHHOLD AUTHORITY
TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
WRITE THE
NOMINEE NAME(S) IN
THE SPACE PROVIDED
TO THE RIGHT.

2. IN THEIR DISCRETION, THE PROXIES ARE
AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE ANNUAL MEETING
OR ANY ADJOURNMENT(S) OR
POSTPONEMENT(S) THEREOF.

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